Exhibit 99.1

LIONSGATE ANNOUNCES EXCHANGE AGREEMENT FOR

APPROXIMATELY $383 MILLION IN AGGREGATE

PRINCIPAL AMOUNT OF 5.500% SENIOR NOTES DUE 2029

Agreement Enhances Balance Sheets of Lionsgate’s Studio and STARZ Businesses in Anticipation of Full Separation

SANTA MONICA, CA, and VANCOUVER, BC, May 2, 2024 – Lions Gate Entertainment Corp. (Lionsgate) announced today that it has entered into an Exchange Agreement with Lions Gate Capital Holdings 1, Inc. and Lions Gate Capital Holdings LLC, wholly-owned subsidiaries of Lionsgate, and certain holders of its previously issued 5.500% Senior Notes due 2029. Under the terms of the agreement, approximately $383 million in aggregate principal amount of the Existing Notes will be exchanged for New Notes to be issued by Lions Gate Capital Holdings 1, Inc.

The New Notes will facilitate the anticipated full separation of the Company’s Studio Business and STARZ Business. Prior to the anticipated separation, the New Notes will bear interest at a rate of 5.500% per year and mature in 2029. Upon separation, the New Notes will be part of the Studio Business capital structure, bear interest at a rate of 6.000% per year and have their maturity extended to 2030. The completion of transactions under the Exchange Agreement is subject to the satisfaction of certain customary closing conditions.

Lionsgate noted that the Exchange Agreement enhances the balance sheets of its Studio and STARZ Businesses in anticipation of a full separation.

Wachtell, Lipton, Rosen & Katz served as legal advisor to Lionsgate. Perella Weinberg Partners LP served as financial advisor and White & Case LLP served as legal advisor to the noteholders party to the Exchange Agreement.

No Offer or Solicitation

This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States or any other jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Forward-Looking Statements

This press release contains certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about the Company’s ability to effectuate the transactions contemplated by the Exchange Agreement (the “Transactions”) or the separation of the Studio Business and the STARZ Business of the Company; the benefits of the Transactions; changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The Company cannot give any assurance that the Company will achieve its expectations. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (i) the timing to complete the Transactions or the separation of the Studio Business and the STARZ Business of the Company; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Exchange Agreement; (iii) the outcome of any legal, regulatory or governmental proceedings that may be instituted against the Company or any investigation or inquiry following announcement of the transaction, including in connection with the Transactions; (iv) the risk that the Transactions disrupt current plans and operations of the Company; (v) the ability to recognize the anticipated benefits of the Transactions; (vi) unexpected costs related to the Transactions; (vii) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (viii) operational risks; (ix) litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on the Company’s resources; (x) the risk that the consummation of the Transactions is substantially delayed or does not occur; and (xviii) other risks and uncertainties indicated from time to time in the annual report on Form 10-K (the “Form 10-K”) filed with the Securities and Exchange Commission on May 25, 2023, the quarterly report on Form 10-Q filed with the Securities and Exchange Commission on February 8, 2024, including those under “Risk Factors” in the Form 10-K, and in the other periodic reports and other filings of the Company with the Securities and Exchange Commission.

About Lionsgate

Lionsgate (NYSE: LGF.A, LGF.B) encompasses world-class motion picture and television studio operations aligned with the STARZ premium global subscription platform to bring a unique and varied portfolio of entertainment to consumers around the world. The Company’s film, television, subscription and location-based entertainment businesses are backed by a 20,000+ title library and a valuable collection of iconic film and television franchises. A digital age company driven by its entrepreneurial culture and commitment to innovation, the Lionsgate brand is synonymous with bold, original, relatable entertainment for audiences worldwide.

For investor inquiries, please contact:

Nilay Shah

nshah@lionsgate.com

310-255-3651

For media inquiries, please contact:

Peter D. Wilkes

pwilkes@lionsgate.com

310-255-3726